Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
ARC DOCUMENT SOLUTIONS, INC.
(a Delaware corporation)

ARTICLE I
OFFICES

1.1         REGISTERED OFFICE.  The registered office of Arc Document Solutions, Inc. (the “Corporation”) shall be 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

1.2        OTHER OFFICES.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1         PLACE OF MEETINGS.  All meetings of the stockholders shall be held at such place as shall be fixed from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2        ANNUAL MEETING.  The annual meeting of stockholders shall be held at such place, on such date and at such time, as shall be determined by the Board in its sole discretion and stated in the notice of the meeting.  At such annual meeting, the stockholders shall elect the Board and transact such other business as may properly be brought before the meeting. In lieu of holding an annual meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication.

2.3         NOTICE OF MEETING.  Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the annual meeting.

2.4         BUSINESS AT ANNUAL MEETING.  To be properly brought before the annual meeting, business must be either (a) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board, (b) otherwise brought before the annual meeting by or at the direction of the Board, or (c) otherwise properly brought before the annual meeting by a stockholder.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and (ii) any material interest of the stockholder in such business.  Notwithstanding anything in these Amended and Restated Bylaws (these “Bylaws”) to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.4.

2.5         STOCKHOLDERS ENTITLED TO VOTE.  The Corporation shall prepare, no later than the tenth (10th) day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date.  The list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list shall be provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.

2.6         SPECIAL MEETINGS.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), may be called by the  President or Secretary at the request in writing of a majority of the Board, or at the request in writing of stockholders owning at least fifty percent (50%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

2.7        NOTICE OF SPECIAL MEETING.  Written notice of a special meeting, stating the place, date, and hour of the meeting and purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) days nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

2.8          BUSINESS AT SPECIAL MEETING.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.9        QUORUM.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. In no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote at any meeting of the stockholders, except that, where a separate vote by class or series or classes or series is required, a quorum shall consist of no less than one-third (1/3) of the shares of such class or series or classes or series. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereof, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for the stockholders is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting.

2.10       ACTION BY STOCKHOLDER VOTE.  Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereof.  Each stockholder represented at a meeting of stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereof held by such stockholder, unless otherwise provided by the Certificate of Incorporation.

2.11       PROXIES.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for such stockholder by proxy.  All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised.  No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  The Board, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.12      STOCKHOLDER ACTION WITHOUT A MEETING.  Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action, which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken,  in writing or by electronic transmission, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders, in writing, who have not consented and who would have been entitled to notice of the meeting if such action had been taken at a meeting and the record date for the notice of the meeting were the record date for the action by consent.

2.13       STOCK LEDGER.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.5 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.14        ADJOURNMENT.  Any meeting of the stockholders, including one at which directors are to be elected, may be adjourned for such periods as the presiding officer of the meeting or the stockholders present in person or by proxy and entitled to vote shall direct.

2.15       REMOTE COMMUNICATION.  For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders may, by means of remote communication:

(a)          participate in a meeting of stockholders; and

(b)        be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III
DIRECTORS

3.1         NUMBER; ELECTION; TERM; QUALIFICATIONS.  The number of directors which shall constitute the entire Board shall be three (3) directors.  Each director shall hold office until such director’s successor is elected and qualified at the next annual meeting of stockholders or until such director’s earlier resignation, removal from office, disqualification, death or incapacity.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.2         VACANCIES.  Vacancies resulting from a director’s death, resignation, or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the stockholders or by court order may be filled only by the vote of a majority of the shares entitled to vote thereon represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote thereon, and the directors so chosen shall hold office until the next annual meeting of the stockholders and until their successors are duly elected and shall qualify, unless sooner displaced.

3.3         POWERS.  The business of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.4         LOCATION OF MEETINGS.  The Board may hold meetings, both regular and special either within or without the State of Delaware.  The members of the Board may participate in meetings of the Board by means of telephone conference, video conference or other communications equipment by means of which all persons participating in the meeting can hear each other.

3.5         FIRST MEETING.  The first meeting of each newly elected Board shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a written waiver signed by all of the directors.

3.6         REGULAR MEETINGS.  Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7        SPECIAL MEETINGS.  Special meetings of the Board may be called by the President or Secretary on two (2) days’ notice to each director, either by mail not less than forty-eight (48) hours before the date of the meeting to each director personally, or by telephone, mail or email not less than twenty-four (24) hours’ notice; special meetings shall be called by the President or Secretary in similar manner and notice on the written request of any single director.

3.8         QUORUM.  At all meetings of the Board a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.  If a quorum shall not be present at any meeting of the Board, the directors present thereof may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum of no less than one-third (1/3) of all of the directors shall be present.

3.9         ACTION WITHOUT A MEETING.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or electronic transmissions, are filed with the minutes of proceedings of the Board or committee. Such filings shall be in paper form if such minutes are maintained in paper form and such filings shall be in electronic form if such minutes are maintained in electronic form.

3.10       TELEPHONE PARTICIPATION.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.11       COMMITTEES OF DIRECTORS.  The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members present constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters:  (i) amending the certificate of incorporation (except as provided by statute or these Bylaws), (ii) adopting an agreement of merger or consolidation as provided by statute, (iii) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (iv) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or amending these Bylaws and (v) unless as provided by the Certificate of Incorporation or these Bylaws, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.

3.12        MINUTES OF COMMITTEE MEETINGS.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

3.13     COMPENSATION OF DIRECTORS.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.14       REMOVAL OF DIRECTORS.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any director or the entire Board may be removed, with or without cause at any time, and with or without prior notice, by the holders of a majority of shares entitled to vote thereon at an election of directors.

ARTICLE IV
NOTICES

4.1          NOTICES.  Whenever, under the provisions of any applicable statute or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at such director’s or stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by mail, email or by other means of electronic transmission.

4.2        WAIVER OF NOTICE.  Whenever any notice is required to be given under the provisions of any applicable statute or of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by, or by electronic transmission by,  the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

4.3          CHAIRMAN OF THE BOARD.  The Board shall elect a Chairman of the Board from among the members of the Board.  The Board shall designate the Chairman as either a Non-Executive Chairman of the Board or, in accordance with the provisions of Section 5.1 of these Bylaws, an Executive Chairman of the Board.  References in these Bylaws to the “Chairman” shall mean the Non-Executive Chairman or Executive Chairman, as designated by the Board.  The Chairman shall preside at all meetings of the Board and of the stockholders at which he shall be present.  He shall have, and may exercise, such powers as are, from time to time, assigned to him by the Board and as may be provided by these Bylaws.

4.4         VICE CHAIRMAN OF THE BOARD.  In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board and of the stockholders at which he shall be present.  He shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.

ARTICLE V
OFFICERS

5.1         ELECTION OF OFFICERS.  The officers of the Corporation shall be chosen by the Board and shall be a President, Treasurer and a Secretary.  The Corporation may also have at the discretion of the Board such other officers as are desired, including a Chief Financial Officer, one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers.  Without limiting the generality of the foregoing, the Board may designate the Chairman as an Executive Chairman, in which case such person shall be an officer of the Corporation and shall have, in addition to the duties set forth in these Bylaws, such powers and authority as determined by the Board.  Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.  The Board at its first meeting after each annual meeting of stockholders shall choose a President, a Treasurer, and a Secretary and may choose Vice-Presidents.

5.2         OTHER OFFICERS.  The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms, and shall exercise such powers and perform such duties, as shall be determined from time to time by the Board.

5.3          SALARIES.  The salaries of all officers and agents of the Corporation shall be fixed by the Board.

5.4         TERM; REMOVAL; VACANCY.  The officers of the Corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board.  Any vacancy occurring in any office of the Corporation shall be filled by the Board.

5.5         PRESIDENT.  The President shall have general and active management of the business of the Corporation; and, in the absence of the Chairman and Vice Chairman of the Board, he shall preside at all meetings of the stockholders and the Board; and shall see that all orders and resolutions of the Board are carried into effect.  He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of, the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

5.6        VICE PRESIDENT.  In the absence of the President or in the event of his inability or refusal to act, the Vice-President, if any (or in the event there be more than one Vice-President the Vice-Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.  The Vice-Presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

5.7       SECRETARY.  The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision he shall be.  He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary.  The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

5.8         ASSISTANT SECRETARY.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

5.9         TREASURER.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.  He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

5.10      CHIEF FINANCIAL OFFICER.  The Chief Financial Officer shall, in the absence of the Treasurer in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

5.11       ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE VI
CERTIFICATE OF STOCK

6.1         CERTIFICATES.  All shares of the Corporation shall be uncertificated unless the Board provides by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be represented by certificates. In such case, the Board may, consistent with applicable law, adopt such rules as it deems appropriate concerning the issuance, signature, registration, surrender and replacement of certificates and the transfer of certificated shares.

6.2         LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or their legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

6.3        TRANSFER OF STOCK. Transfers of shares of stock shall be made only on the books of the Corporation by the registered holder thereof or by its attorney or successor duly authorized as evidenced by documents filed with the secretary or transfer agent of the Corporation. In the case of shares represented by certificates, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for such shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and in compliance with any restrictions on transfer of which the Corporation has notice applicable to the certificate or shares represented thereby, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Board may adopt such additional rules and regulations as it deems advisable concerning the transfer and registration of certificates of stock of the Corporation.

ARTICLE VII
GENERAL PROVISIONS

7.1         DIVIDENDS.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to applicable law.  Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

7.2         CORPORATE FUNDS.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

7.3         CHECKS.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

7.4          FISCAL YEAR.  The fiscal year of the Corporation shall be fixed by resolution of the Board.

7.5        SEAL.  The Board may adopt a Corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

7.6          INDEMNIFICATION.

7.6.1      DIRECTORS AND OFFICERS. The Corporation shall indemnify its directors and officers to the fullest extent not prohibited by the laws of the State of Delaware or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the laws of the State of Delaware or any other applicable law or (iv) such indemnification is required to be made under Section 7.6.4.

7.6.2       EMPLOYEES AND OTHER AGENTS. The Corporation shall have power to indemnify its employees and other agents as set forth under the laws of the State of Delaware or any other applicable law. The Board shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board shall determine.

7.6.3      EXPENSES. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding provided, however, that if the laws of the State of Delaware requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 7.6 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 7.6.5, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation in which event this Section 7.6.3 shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

7.6.4     ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under these Bylaws shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer. Any right to indemnification or advances granted by this Section 7.6 to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Delaware or any other applicable law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise a defense as to any such action by clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that such person’s conduct was lawful. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth under the laws of the State of Delaware or any other applicable law, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 7.6 or otherwise shall be on the Corporation.

7.6.5      NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by these Bylaws shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited under the laws of the State of Delaware, or by any other applicable law.

7.6.6      SURVIVAL OF RIGHTS. The rights conferred on any person by these Bylaws shall continue as to a person who has ceased to be a director or officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.6.7      INSURANCE. To the fullest extent permitted under the laws of the State of Delaware or any other applicable law, the Corporation, upon approval by the Board, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 7.6.

7.6.8      AMENDMENTS. The right to indemnification and advancement of expenses conferred in this Section 7.6 shall be deemed to constitute a contract between the Corporation and each of the persons entitled to indemnification and/or advancement of expenses hereunder who serves in such capacity at any time while these Bylaws are in effect. Any amendment, repeal or modification of this Section 7.6 shall only be prospective and shall not affect the rights or protections under this Section 7.6 in respect of any action or omission occurring prior to such amendment, repeal or modification.

7.6.9      SAVING CLAUSE. If these Bylaws or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Section 7.6 that shall not have been invalidated, or by any other applicable law. If Section 7.6 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and officer to the full extent under any other applicable law.

7.6.10     For the purposes of Section 7.6 of these Bylaws, the following definitions shall apply:

(i)        The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii)       The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii)        The term the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 7.6 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(iv)       References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v)       References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section 7.6.

ARTICLE VIII
AMENDMENTS

8.1        These Bylaws may be altered, amended, or repealed, or new bylaws may be adopted by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote thereon or by the vote or written consent of the Board.

ARTICLE IX
LOANS TO OFFICERS

9.1        The Corporation may lend money to, or guarantee any obligation of, or otherwise assist, any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the Board, such loan, guarantee, or assistance may reasonably be expected to benefit the Corporation.  The loan, guarantee, or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation.  Nothing in these Bylaws shall be deemed to deny, limit or, restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

ARTICLE X
INSURANCE

10.1      The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.